As filed with the Securities and Exchange Commission on March 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ONCOTHYREON INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-0868560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2601 Fourth Avenue, Suite 500

Seattle, WA 98121

(206) 801-2100

(Address including zip code, and telephone number, including area code, of principal executive offices)

ONCOTHYREON INC.

AMENDED AND RESTATED SHARE OPTION PLAN

(Full title of the plan)

Robert L. Kirkman, M.D.

President and Chief Executive Officer

Oncothyreon Inc.

2601 Fourth Avenue, Suite 500

Seattle, WA 98121

(206) 801-2100

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Alan C. Smith

James D. Evans

Fenwick & West LLP

1191 Second Avenue, Floor 10

Seattle, Washington 98101

(206) 389-4510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.0001 par value	916,643	$2.24(2)	$2,053,280	$280.07

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated Share Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	The Proposed Maximum Offering Price for these shares has been estimated solely for the purpose of calculating the registration fee based in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, upon the price of $2.24 per share, the average of the high and low prices of the Registrant’s Common Stock of as reported on The NASDAQ Global Market on March 11, 2013.

ONCOTHYREON INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers an additional 916,643 shares of common stock of Oncothyreon Inc. (the “Company”) to be issued pursuant to the Company’s Amended and Restated Share Option Plan (the “Share Option Plan”). Accordingly, the contents of the following are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8: (i) the previous Registration Statements on Forms S-8 filed by Biomira Inc. (our predecessor) with the Securities and Exchange Commission (“SEC”) for the Share Option Plan on October 26, 2007 (File No. 333-146966), as amended on December 7, 2007, and for the Amended and Restated Restricted Share Unit Plan (the “RSU Plan”) on October 26, 2007 (File No. 333-146964), (ii) the previous Registration Statement on Form S-8 filed by us with the SEC pursuant to General Instruction E for both the Share Option Plan and the RSU Plan on October 23, 2009 (File No. 333-162640), (iii) the previous Registration Statement on Form S-8 filed by us with the SEC for the Employee Stock Purchase Plan on June 3, 2010 (File No. 333-167302), (iv) the previous Registration Statement on Form S-8 filed by us with the SEC pursuant to General Instruction E for the Share Option Plan on March 14, 2011 (File No. 333-172814) and (v) the previous Registration Statement on Form S-8 filed by us with the SEC pursuant to General Instruction E for the Share Option Plan on March 9, 2012 (File No. 333-180025).

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the SEC are hereby incorporated by reference:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 14, 2013.

(b) The description of our common stock contained in our registration statement on Form 8-A 12B, filed December 10, 2007, pursuant to Section 12(b) of the Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Oncothyreon Inc.

4.2(2)	Bylaws of Oncothyreon Inc.

4.3(3)	Form of Registrant’s Common Stock certificate.

5.1#	Opinion of Fenwick & West LLP.

23.1#	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Fenwick & West LLP (see Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1(4)	Amended and Restated Share Option Plan.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-145995), filed on September 27, 2007.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33882), filed on August 14, 2009.
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-145995), filed on September 27, 2007.
(4)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-33882), filed on March 9, 2012.
#	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Oncothyreon Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 14th day of March, 2013.

ONCOTHYREON INC.

By:	/s/ ROBERT L. KIRKMAN, M.D.
Robert L. Kirkman, M.D.
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Kirkman and Julia M. Eastland, and each of them, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT L. KIRKMAN, M.D. Robert L. Kirkman, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2013

/S/ JULIA M. EASTLAND Julia M. Eastland	Chief Financial Officer, Secretary and Vice President of Corporate Development (Principal Financial and Accounting Officer)	March 14, 2013

/S/ CHRISTOPHER HENNEY, PH.D. Christopher Henney	Chairman and Director	March 14, 2013

/S/ RICHARD JACKSON, PH.D. Richard Jackson	Director	March 14, 2013

/S/ DANIEL SPIEGELMAN Daniel Spiegelman	Director	March 14, 2013

/S/ W. VICKERY STOUGHTON W. Vickery Stoughton	Director	March 14, 2013

/S/ DOUGLAS WILLIAMS, PH.D. Douglas Williams	Director	March 14, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Oncothyreon Inc.

4.2(2)	Bylaws of Oncothyreon Inc.

4.3(3)	Form of Registrant’s Common Stock certificate.

5.1#	Opinion of Fenwick & West LLP.

23.1#	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Fenwick & West LLP (see Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1(4)	Amended and Restated Share Option Plan.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-145995), filed on September 27, 2007.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33882), filed on August 14, 2009.
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-145995), filed on September 27, 2007.
(4)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-33882), filed on March 9, 2012.
#	Filed herewith.